Exhibit 99.1

Spirit MTA REIT Announces Results of Special Meeting of Shareholders

- Shareholders Approve $2.4B Sale of Assets to Hospitality Properties Trust and Plan of Voluntary Liquidation -

- Company Recovers All Remaining Amounts Due Under Shopko B-1 Term Loan -

Dallas, TX, SEPTEMBER 4, 2019 — Spirit MTA REIT (NYSE: SMTA) (“SMTA” or the “Company”) announced today the results from the Company’s Special Meeting of Shareholders.

Shareholders approved the previously-announced sale of substantially all of the assets of the Company, and three travel center properties presently owned by a subsidiary of Spirit Realty Capital, Inc., to Hospitality Properties Trust (“HPT”) (NASDAQ: HPT) for $2.4 billion in total cash consideration, subject to certain adjustments. Shareholders also approved the Company’s proposed Plan of Voluntary Liquidation and the actions and transactions contemplated thereby. 76.65% of shares outstanding were voted at the meeting. Of the Company’s common shares outstanding on the record date and entitled to vote, 76.35% voted in favor of the sale and 76.29% of shares voted in favor of the Plan of Voluntary Liquidation.

SMTA expects to close the sale to HPT on September 20, 2019, subject to satisfaction of the applicable conditions to the closing. The Company intends to provide an update on the expected amount and timing of the cash distributions in due course. The Board of Trustees remains focused on its goal to promptly and efficiently complete the sales of remaining assets of the Company following the closing of the sale with HPT.

The Company also announced that on August 30, 2019, it recovered all remaining amounts due under the Shopko B-1 Term Loan.

ABOUT SPIRIT MTA REIT

Spirit MTA REIT (NYSE:SMTA) is a net-lease REIT headquartered in Dallas, Texas. SMTA owns one of the largest, most diversified and seasoned commercial real estate backed master funding vehicles. SMTA is managed by a wholly-owned subsidiary of Spirit Realty Capital, Inc. (NYSE:SRC), one of the largest publicly traded triple net-lease REITs.

As of June 30, 2019, our diversified portfolio was comprised of 781 Owned Properties and six properties securing mortgage loans made by the Company. Our Owned Properties, with an aggregate gross leasable area of approximately 13.8 million square feet, are leased to approximately 207 tenants across 43 states and 24 industries. More information about Spirit MTA REIT can be found on the investor relations page of the Company’s website at www.spiritmastertrust.com.

Investor Contact:

Spirit MTA REIT

(972) 476-1409

smtainvestorrelations@spiritrealty.com

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” “approximately,” “anticipate,” “may,” “should,” “seek” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise and we may not be able to realize them. The following risks and uncertainties, among others, could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to: industry and economic conditions; Spirit MTA REIT’s ability or our counterparties’ ability to satisfy the conditions to closing, including obtaining required third party consents, and complete the proposed transactions; Spirit MTA REIT’s dependence on its external manager, a subsidiary of Spirit Realty Capital, Inc., to conduct its business and achieve its investment objectives; unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities; general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of Spirit MTA REIT’s properties, potential illiquidity of Spirit MTA REIT’s remaining real estate investments, including those not included in the sale to HPT, and uncertainty related to the timing, amount, interest and market value of such remaining investments, condemnations, and potential damage from natural disasters); the financial performance of Spirit MTA REIT’s tenants; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit MTA REIT or its major tenants; volatility and uncertainty in the financial markets, including potential fluctuations in the consumer price index; risks associated with its failure or unwillingness to maintain Spirit MTA REIT’s status as a REIT under the Internal Revenue Code of 1986, as amended; and other additional risks discussed in Spirit MTA REIT’s recent reports on Form 8-K, Form 10-Q and/or Form 10-K and the definitive proxy statement filed by Spirit MTA REIT with the SEC on August 5, 2019. Spirit MTA REIT expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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